                                                                    Exhibit 21.1
                                  TYCOM LTD.
                                Subsidiary List

C.S. Charles L. Brown, L.P. (Delaware, USA)
C.S. Global Link, L.P. (Delaware, USA)
C.S. Global Mariner, L.P. (Delaware, USA)
C.S. Global Sentinel, L.P. (Delaware, USA)
C.S. Long Lines, L.P. (Delaware, USA)
C.S. TyCom Decisive Inc. (Marshall Islands)
C.S. TyCom Dependable Inc. (Marshall Islands)
C.S. TyCom Durable Inc. (Marshall Islands)
C.S. TyCom Reliance Inc. (Marshall Islands)
C.S. TyCom Resolute Inc. (Marshall Islands)
C.S. TyCom Responder Inc. (Marshall Islands)
C.S. Tyco Provider, Inc. (Marshall Islands)
Cawich Limited (Bermuda)
Coastal Cable Ship Co. Inc. (Marshall Islands)
Simplex Technologies Inc. (Massachusetts, USA)
TCC Holding (Luxembourg) S.a.r.l. (Luxembourg)
TCN Holding (Luxembourg) S.a.r.l. (Luxembourg)
Techcon International Inc. (Delaware, USA)
Telecomunicaciones Marinas, S.A. (Spain)
Terraworx, Inc. (Nevada, USA)
Transoceanic Cable Ship Co. Inc. (New York, USA)
TSSL Holding Corp. (Delaware, USA)
TSSL Finance Company, Inc. (New Hampshire, USA)
TSSL Foreign Sales Corporation (Barbados)
Tyco Holding XII (Denmark) ApS (Denmark)
Tyco Holding XVII (Denmark) ApS (Denmark)
Tyco Iberia S.L. (Spain)
TyCom Cable Ship Company Limited (United Kingdom)
TyCom Contracting Ltd. (Bermuda)
TyCom Contracting (Guam) L.L.C. (Guam)
TyCom Contracting (Japan) KK (Japan)
TyCom Contracting (U.K.) Ltd. (United Kingdom)
TyCom Global Marketing Ltd. (Bermuda)
TyCom Holdings I Sarl (Luxembourg)
TyCom Holdings A Sarl (Luxembourg)
TyCom Holdings B Sarl (Luxembourg)
TyCom Holdings C Sarl (Luxembourg)
TyCom Holdings II SA (Luxembourg)
TyCom Holdings III Sarl (Luxembourg)
TyCom Holdings (Barbados) Ltd. (Barbados)
TyCom Mangement Inc. (Nevada, USA)
TyCom Networks Limited (Bermuda)
TyCom Networks (Guam) L.L.C. (Guam)

TyCom Networks (Japan) KK (Japan)
TyCom Networks (U.S.) Inc.
TyCom Networks (U.K.) Ltd.
TyCom Services AG
TyCom Services, Inc.
TyCom Shares Ltd.
TyCom Simplex Holdings Inc.
TyCom (US) Inc.
Tyco Submarine Systems de Argentina S.A.
Tyco Submarine Systems Brazil Ltda.
Tyco Submarine Systems, C.A.
Tyco Submarine Systems Canada Ltd.
Tyco Submarine Systems Chile S.A.
Tyco Submarine Systems (Guatemala) S.A.
Tyco Submarine Systems Ireland Limited
Tyco Submarine Systems Ltd.
Tyco Submarine Systems Projects, Inc.
Tyco Submarine Systems del Peru S.A.
Tyco Submarine Systems (Puerto Rico) Corp.
Tyco Submarine Systems S.A.
Tyco Submarine Systems S.A. de C.V.
Tyco Submarine Systems SARL
Tyco Submarine Systems (S) Pte. Ltd.